10868 189th Street
Council Bluffs, IA 51503
Phone: 712-366-0392
Fax: 712-366-0394

December 2014

Members and Friends:
We wish you and your family a Merry Christmas and A Happy New Year.

Safety During October we reached five years without a lost time day accident, over 1800 days. We talk about the need to be safe and to stay safe at every opportunity, but it is our employee’s constant focus and diligence that is the key to this significant accomplishment. We recognized this milestone, and thanked each of our employees for their work contributing to our safe work culture. In November, SIRE received a National Safety Council award for five years without a lost time day accident.

Financials On Wednesday, December 4, 2014, we issued a press release announcing our financial results as of and for the fiscal year ending September 30, 2014. Our annual Form 10-K was filed on December 4, 2014. These financials can be accessed on the “Annual Meeting 2015” and the press release under “December 4, 2014.” on our website www.sireethanol.com (click on the Investor Relations Tab). You can also select “SIRE’s SEC forms are available for viewing on the SEC's website- View”. Our financial results are prepared quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter mailing list by email.

Operations We produced 29.8 million gallons of denatured ethanol for the 2014 fourth fiscal quarter. Our 12-month average yield was 2.79 gallons of ethanol from every bushel of corn. The good ethanol margins have continued through the fourth quarter and we have continued with our plans to run the plant at maximum rates. The railroads have shown some improvement in rail turns for our tanker cars. We continue to evaluate where we sell unit trains to maximize rail turns and minimize return time for a unit train. Rail congestion continues to be a news item for many industries. By mid-October we were on nearly 100% of new crop corn.

During this quarter the plant has run well. Achieving good fermentation and conversions have been one of the key focuses. The corn oil output has continued to be high. The slurry hydro-heater project was a significant accomplishment during this period as it is; another plant optimization project.

Recently our operators, lab, environmental and safety staff attended a variety of trainings and conferences. RFA had a presentation on corn distillers oil and Shimadzu provided staff training on the proper use of our lab equipment. Other trainings have included proper hazardous waste disposal and hazmat management.

Material handlers have been working to make room for the two new 500,000 bushel grain silos, which should be completed in March, 2015. This department also shipped out 28.9 million gallons in ethanol in this past quarter.

SIRE Newsletter - Volume IX Issue I
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Maintenance completed the hydro-heater project, and is currently working onsite with several new projects. We have also started to plan for our annual plant outage for the spring. Our plant engineer worked on the hydro-heater, refined our DCS integration with our metering, and continues to update our plant documents. The Plant Coordinator continues to maintain our process safety management reporting and documentation, and this past quarter implemented improvements in our water treatment with process and product adjustments.

Human Resources On November 20, 2014, Brian Cahill, CEO, Dan Wych, Plant Manager, and Laura Schultz, Human Resources, were interviewed by Dean Adkins, KMAland radio. The interview included a tour of the plant; which was video taped, an oral interview and an article, titled “SIRE making ethanol, creating jobs in Council Bluffs.” You can view the video, listen to the interview with Brian and see the still shots of the tour at
http://www.kmaland.com/ag/sire-making-ethanol-creating-jobs-in-council-bluffs/article_64a6535e-71be-11e4-b27c-5b3eddccb20e.html
This quarter also saw a tour of homeschooled kids from Plattsmouth, Nebraska with their parents. The Underwood Optimists Club also came for a tour. On December 9, 2014 IRFA sponsored an educational tour for recently elected officials from the Southwest Iowa area. This active discussion of the issues of ethanol, by-products and other legislative issues was attended by Representative Mark Costello, Rep-elect Steve Holt, Sen-elect Tom Shipley, and Rep-elect Charlie McConkey. We appreciate members of our legislature taking the time to tour the plant and for listening to our concerns and ideas.

If you would like a tour, please contact Laura Schultz, Human Resources. We love to show off our plant.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains, wet cake, or corn oil), please contact the Bunge Merchandising team directly at the following numbers: Kristan Barta, 712-366-8830 for corn, DDGS, and wetcake; Dustin Ploeger, 712-366-8462 and Channing Batz, 712-366-8478 for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office 712-366-0392 and asking for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. Kristan and Dustin have started to have regular office hours at the plant if you need to stop in and see them.

For questions about the Enogen project or for contacts to sign up for the program, contact Whitney Radford, Administration Assistant, at 712-352-5009.

General Manager Notes
On December 4, 2014 we filed our 10-K (our annual financial statements filed with the SEC). The Press Release shows that we had a very profitable year of $48.6 million net income. Also, we were able to pay $69.1 million in debt during the fiscal year.

For this first quarter of fiscal year 2015 we continue to see excellent spot ethanol margins.

During October 2014 we were able to complete the re-tubing of boiler #2. The borings and some concrete work have been started on the grain tanks. These tanks are part of the new program with Syngenta utilizing their Enogen variety of seed. To date, we have signed over 13,000 acres signed up so far. You should be hearing radio ads detailing the program with SIRE, and soon some billboards will be up in the area. Please call Whitney Radford at 712-352-5009 if you have any questions.

The CO2 plant has been an excellent addition to our diversification plans, the corn oil processing plant should be completed in 2015 and we hope this will also be another excellent partner. With SIRE completing its Iowa Grain Dealers License, we also have completed the re-negotiation of our marketing agreements with Bunge.

Our annual meeting is scheduled for January 30th, 2015 at 1:00 p.m., at the Treynor Community Center, in Treynor, IA. I hope you can join us. We will review the results of the past year and share our plans for the future.
As always, please feel free to contact me at (712) 352-5002 should you have any questions.

Everyone at SIRE wishes you a wonderful holiday season.

SIRE Newsletter - Volume IX Issue I
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Thank you for your support.

Brian Cahill, General Manager/CEO

Sign up to receive our Newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter - Volume IX Issue I
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.